Exhibit 10.10

Rental Sub-Lease Agreement

8K Miles Software Services, Inc.

This Rental Sub-Lease Agreement (this “Sub-Lease Agreement”) is made and entered into effect as of January 4th, 2020 by and between 8K Miles Software Services, Inc. (“Tenant”) and Health Care Triangle, Inc. (“Sub-Tenant”), based on the master lease agreement between the tenant and the landlord dated March 22nd, 2017.

Recitals

A.	Tenant and Sub-Tenant executed that certain real property sub-lease dated January 4th, 2020 (collectively, the “Sub-Lease”). The Sub-Lease lease concerns 3500 sq ft leased space within the current space occupied by the Tenant (Suite 150) in the commercial building “Hacienda Terrace” located on that certain real property commonly known as 4309 Hacienda Drive, Pleasanton, CA 94588 (the “Property”).

B.	Sub-Tenant will occupy the Sub-Lease space from January 4th, 2020 for a period of 3 years and renewable for additional periods of two years each unless the agreement is cancelled by either party with 30 days written notice. Monthly rent will be $8,500.00 and will be all inclusive.

C.	Sub-Tenant will be provided with private offices, equipped with phone, internet, electricity and other infrastructure related support by Tenant as part of this Sub-Lease Agreement at no additional cost.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants in this Agreement, the parties agree as follows:

1.	Rent payment of $8,500.00 with infrastructure support as stated above in sections B and C (“Recitals”)

2.	No Other Amendment. Except as stated by this agreement, the Sub-Lease shall remain in full force and effect.

3.	Counterparts. This Sub-Lease Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.	Entire Agreement. The Sub-Tenant agrees to all the terms on the primary lease between the tenant and the landlord as amended from time to time. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, pertaining to the subject matter of this Sub-Lease Agreement which have not been incorporated into this document. This Sub-Lease Agreement shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

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The parties have executed this Sub-Lease Agreement effective as of the date first set forth above.

Tenant:	Sub-Tenant:
8K Miles Software Services, Inc.	HealthCare Triangle Inc.

By: /s/ Robinson Vincent	By: /s/ Suresh Venkatachari
Robinson Vincent	Suresh Venkatachari

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